UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 10, 2014
(Date of earliest event reported)

DARDEN RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-13666

Florida	59-3305930
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1000 Darden Center Drive, Orlando, Florida 32837
(Address of principal executive offices, including zip code)

(407) 245-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)
On October 13, 2014, the Board of Directors (the “Board”) of Darden Restaurants, Inc. (the “Company”) appointed Eugene I. Lee, Jr. to the position of Interim Chief Executive Officer (“Interim CEO”) effective immediately. Mr. Lee continues in his position as President of the Company. A brief biography of Mr. Lee, whose previous position was President and Chief Operating Officer of the Company, is incorporated herein by reference from the Company’s Annual Report on Form 10-K for the fiscal year ended May 25, 2014. There are no family relationships between Mr. Lee and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with the appointment, the Company entered into a letter agreement with Mr. Lee (the “Letter Agreement”) dated October 13, 2014. Pursuant to the Letter Agreement, Mr. Lee’s current base salary of $714,000 will be increased by $25,000 per month during the period of time in which he serves as Interim CEO, which will be pro-rated for any partial months during which he serves as Interim CEO.

Pursuant to the terms of the Letter Agreement, on the Effective Date and on each one-month anniversary of the Effective Date during the time in which he serves as Interim CEO, Mr. Lee will be eligible to receive a number of restricted stock units (“RSUs”) under the 2002 Stock Incentive Plan (the “Plan”), having an aggregate value equal to $25,000, based on the closing market price of the Company’s common shares on the New York Stock Exchange (the “NYSE”) on the Effective Date. Based on Mr. Lee’s performance as Interim CEO as determined by the Board, these RSUs will vest on the one-year anniversary of the applicable date of grant. In addition, on the Effective Date, Mr. Lee will also be eligible to receive a number of RSUs under the Plan having an aggregate value equal to $300,000, based on the closing market price of the Company’s common shares on the NYSE. Based on Mr. Lee’s performance as Interim CEO as determined by the Board, such award of RSUs will vest on the one-year anniversary of the Effective Date, provided that (i) Mr. Lee remains employed at the Company for 60 days after the hiring of a non-interim Chief Executive Officer (even if the new Chief Executive Officer is Mr. Lee) and (ii) if a new Chief Executive Officer is appointed or hired by the Company prior to the six-month anniversary of the Effective Date, then Mr. Lee will receive a pro rata portion of the award (calculated by multiplying the award by a ratio of the number of days served as Interim CEO over 180) which will vest on the one-year anniversary of the Effective Date. Each award of RSUs described above will be subject to the terms and conditions of the Plan and the applicable award agreement issued to Mr. Lee thereunder.

The Letter Agreement further clarifies that Mr. Lee’s appointment as Interim CEO does not constitute “Good Reason” for purposes of the Amended and Restated Management Continuity Agreement (the “MCA”) and other award agreements (the “Award Agreements”) previously entered into between Mr. Lee and the Company. Furthermore, Mr. Lee’s re-appointment as the Company’s President and Chief Operating Officer following the end of his service as Interim CEO will not constitute “Good Reason” for termination of the MCA or the Award Agreements. In the event of Mr. Lee’s termination of employment with the Company, the amount of any severance and benefits he is entitled to receive will be based on the compensation and benefits as in effect immediately prior to the Effective Date. However, if he is serving a position other than Interim CEO at the time of the termination of employment, Mr. Lee’s severance and benefits will be based on the compensation and benefits then in effect. Notwithstanding the foregoing, if there is a “Change in Control” as defined in the MCA after the Effective Date, then the amount of severance and benefits Mr. Lee is entitled to receive in the event of termination of employment after the Change in Control will be based on his compensation and benefits in effect at the time of his termination of employment.

The preceding description of the Letter Agreement is qualified in its entirety by reference to the full text of the Letter Agreement, which is attached as Exhibit 10.1 and is incorporated herein by reference.

(b)
In connection with the appointment of Eugene I. Lee, Jr. as Interim CEO as described above, Clarence Otis, Jr.’s departure as Chief Executive Officer, previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on July 29, 2014, became effective on October 13, 2014.

(c)
On October 16, 2014, the Board increased the number of directors of the Company from 12 to 13 and elected William S. Simon to serve as a director, effective October 16, 2014, as further described in the press release dated October 16, 2014 entitled “Darden’s Board Appoints Additional Director,” a copy of which is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K. The Board appointed Mr. Simon to serve on the Audit Committee of the Board.

The Board determined that, in its judgment, Mr. Simon satisfies the requirements for “independence” set forth in the Company’s Corporate Governance Guidelines and the applicable rules of the NYSE and SEC with respect to Audit Committee membership. There were no arrangements or understandings pursuant to which Mr. Simon was elected or any relationships or related transactions between them and the Company of the type required to be disclosed under applicable SEC rules. As described in Item 8.01 below, on October 13, 2014, the Board determined to suspend its Director Compensation Program, effective immediately, which suspension will apply to all directors including Mr. Simon.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)
The Annual Meeting of Shareholders of the Company was held on October 10, 2014 in Orlando, Florida. On October 13, 2014, IVS Associates, Inc., the independent Inspector of Elections for the Annual Meeting, delivered to the Company its final, certified voting results.

(b)
The name of each director elected at the meeting, a brief description of each other matter voted upon, and the voting results, are provided below. At the Annual Meeting, the shareholders took the following actions:

(i)	Voted on the election of 12 directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified, as follows:

Board of Directors Nominees

	For	Withheld
Michael W. Barnes	27,505,742	967,806
Gregory L. Burns	24,918,090	961,481
Jeffrey H. Fox	27,507,903	964,145
Christopher J. Fraleigh	27,509,236	964,312
Steve Odland	27,495,113	978,435
Michael D. Rose	24,427,974	1,006,289
Maria A. Sastre	24,434,916	999,257
Enrique Silva	27,961,093	956,263

Starboard Value and Opportunity Master Fund Ltd Nominees

	For	Withheld
Betsy S. Atkins	78,792,021	445,357
Margaret Shan Atkins	76,784,045	2,453,333
Jean M. Birch	78,859,614	379,264
Bradley D. Blum	78,804,156	434,722
Peter A. Feld	73,348,195	2,404,590
James P. Fogarty	73,795,845	2,402,248
Cynthia T. Jamison	76,824,802	2,414,076
William H. Lenehan	76,851,677	2,385,701
Lionel L. Nowell, III	75,790,485	409,108
Jeffrey C. Smith	73,413,330	2,339,455
Charles M. Sonsteby	78,832,395	406,483
Alan N. Stillman	73,839,309	2,360,284

Based on these results, the following nominees were elected as directors at the Annual Meeting, each to serve until the next annual meeting of shareholders and until his or her successor is elected and qualified: Betsy S. Atkins, Margaret Shan Atkins, Jean M. Birch, Bradley D. Blum, Peter A. Feld, James P. Fogarty, Cynthia T. Jamison, William H. Lenehan, Lionel L. Nowell, III, Jeffrey C. Smith, Charles M. Sonsteby, and Alan N. Stillman.

(ii)	Approved a resolution providing advisory approval of the Company's executive compensation.

For	68,102,259
Against	34,136,057
Abstain	2,355,728

(iii)	Ratified the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending May 31, 2015.

For	101,417,210
Against	1,897,120
Abstain	1,282,995

(iv)	Approved a management proposal to amend the Bylaws to provide for proxy access.

For	94,275,767
Against	9,377,958
Abstain	1,017,916

(v)	Did not approve a shareholder proposal regarding political contributions.

For	33,160,481
Against	61,231,838
Abstain	10,279,322

(vi)	Did not approve a shareholder proposal regarding lobbying disclosure.

For	37,951,409
Against	54,361,247
Abstain	12,358,985

(c)	A copy of the news release dated October 14, 2014 announcing certified results of the 2014 Annual Meeting is attached as Exhibit 99.2 to this current report on Form 8-K and incorporated herein.

Item 8.01. Other Events.

On October 13, 2014, the Board of Directors of the Company determined to suspend its Director Compensation Program, effective immediately, until the Nominating and Governance Committee of the Board has had an opportunity to review the Director Compensation Program with the assistance of the Compensation Committee’s independent compensation consultant.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
10.1	Letter Agreement dated October 14, 2014 between Darden Restaurants, Inc. and Eugene I. Lee, Jr.
99.1	News release, dated October 16, 2014, entitled “Darden’s Board Appoints Additional Director”
99.2	News release, dated October 14, 2014, entitled “Darden Announces Certified Results Of 2014 Annual Shareholder Meeting”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARDEN RESTAURANTS, INC.

	By:	/s/ Teresa M. Sebastian
Teresa M. Sebastian
Date: October 16, 2014		Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Letter Agreement dated October 14, 2014 between Darden Restaurants, Inc. and Eugene I. Lee, Jr.
99.1	News release, dated October 16, 2014, entitled “Darden’s Board Appoints Additional Director”
99.2	News release, dated October 14, 2014, entitled “Darden Announces Certified Results Of 2014 Annual Shareholder Meeting”